Exhibit 10.31

CERTIFICATE OF SUSPENSION OF LOAN COVENANTS

THIS CERTIFICATE OF SUSPENSION OF LOAN COVENANTS is given by RBS CITIZENS, N.A. (d/b/a CHARTER ONE), a national association (“Bank”) to CARACO PHARMACEUTICAL LABORATORIES, LTD., a Michigan corporation (“Borrower”), concerning the enforcement efforts by the Food and Drug Administration, and the voluntary cessation of all manufacturing operations by Borrower.   Bank has issued a notice of the foregoing violations by letter dated July 7, 2009 (the “Notice Letter”).  Borrower acknowledges the receipt of the Notice Letter on July 13, 2009, and acknowledges that the conditions concerning the enforcement efforts by the Food and Drug Administration stated therein are violations of the Loan Agreement between Borrower and Bank dated February 27, 2009, as amended by First Amendment to Loan Agreement dated August 11, 2009, Second Amendment to Loan Agreement dated October 9, 2009, and Third amendment to Loan Agreement dated October 6, 2010 (collectively, the “Loan Agreement”).

Notwithstanding the foregoing, Bank hereby certifies to Borrower that Bank hereby agrees to suspend the required compliance with the covenants in the Loan Agreement pertaining to the violations noted in the Notice Letter until January 9, 2011 and the financial covenants described in Sections 6.7, 6.8 and 6.9 of the Loan Agreement, and forbears from pursuing any and all rights and remedies provided under the terms of the Loan Agreement until such date for those specific violations, at which time Bank reserves the right to review Borrower’s compliance with the covenants of the Loan Agreement hereby suspended, and upon such date all suspension and forbearance of rights and remedies of Bank shall be rescinded and all rights and remedies under the Loan Agreement shall be resumed and enforceable as if this Certificate was never issued.  Nothing herein shall be deemed a waiver of any present conditions that may continue to persist on or after January 9, 2011, nor be deemed to a waiver or suspension of Bank’s rights and remedies with respect to any other current or future violations by Borrower of all covenants in the Loan Agreement.

The effectiveness of this Certificate is contingent on Borrower having executed and delivered to Bank such other documents as deemed necessary by Bank and its counsel to secure Borrower’s Indebtedness (as defined in the Loan Agreement) to Bank with cash collateral, and such cash being deposited with and remaining in possession of Bank while such Indebtedness remains outstanding.

NOW WHEREFORE, the undersigned have executed this Certificate as of October 6, 2010.

BANK: RBS CITIZENS, N.A. (d/b/a CHARTER ONE)

By:	/s/ John Sherman
Name:	John Sherman
Its:	Senior Vice President

BORROWER: CARACO PHARMACEUTICAL LABORATORIES, LTD.

By:	/s/ Jitendra Doshi
Name:	Jitendra Doshi
Its:	Chief Executive Officer

By:	/s/ Mukul Rathi
Name:	Mukul Rathi
Its:	Interim Chief Financial Officer